Exhibit 99.1

Contact: Marie Castro (858) 842-3399

News Release

REMEC Announces Filing of Form S-4 Registration Statement

(including a Preliminary Proxy Statement) relating to

the Sale of its Wireless Systems Business

SAN DIEGO, CA — July 12, 2005 — REMEC, Inc. (NASDAQ: REMC) announced today that a Registration Statement on Form S-4 (which includes the preliminary prospectus of Powerwave Technologies, Inc. and the preliminary proxy statement of REMEC) has been filed with the Securities and Exchange Commission (“SEC”) on July 12, 2005 relating to the proposed sale of selected assets and liabilities of REMEC’s Wireless Systems business to Powerwave (NASDAQ: PWAV). The Registration Statement has not yet become effective, and the information contained in it is subject to change. After the registration statement has been declared effective, a definitive proxy statement will be sent to REMEC’s shareholders prior to holding any special meeting to vote on the proposed transaction.

A link to the Form S-4 is available on the company’s website (www.remec.com) or it can be viewed at the SEC website (www.sec.gov) under filings by Powerwave. Investors and security holders are encouraged to read the proxy statement-prospectus contained in the registration statement because it contains important information about REMEC, Powerwave, the asset sale and related matters. REMEC, its directors, executive officers and certain members of management and employees may participate in the solicitation of proxies from REMEC’s shareholders in favor of the proposed sale. A description of any interests, by security holdings or otherwise, that the participants in the solicitation have in the merger will be available in the Proxy Statement.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About REMEC

REMEC, Inc. is a designer and manufacturer of high frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks.

Forward-looking Statements

Statements in this press release that are not historical are forward-looking statements, which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, general and industry economic conditions, competition, development factors, operating costs and other risks and uncertainties that are detailed from time to time in our filings with the Securities and Exchange Commission.

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